UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2006

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 11, 2006, the Company entered into a Change in Control Agreement with Nelson G. Eng, its President, U.S.. This agreement is designed to diminish the distractions that could be caused by the personal uncertainties and risks associated with changes of control and other significant business combinations involving the Company by providing Mr. Eng with assurances regarding his compensation and benefits expectations under such circumstances.

Under the Change in Control Agreement, Mr. Eng agrees to remain in the Company's employ, and the Company agrees to continue to employ him, until the third anniversary following any "business combination" involving the Company. During that three-year period, Mr. Eng is entitled to maintain a position, authority, duties and responsibilities at least commensurate with the most significant of those held by him during the 180 day period prior to the effective date of the change in control. Mr. Eng’s base salary may not be reduced below that earned by him during the twelve month period preceding the effective date of the business combination. In determining any increase in Mr. Eng’s base salary during the three year period, Mr. Eng is to be treated in a manner consistent with other peer executives. Mr. Eng is also entitled to receive annual bonus payments, stock option grants and other benefits during the three year period on the same objective basis as other peer executives.

If, during the three year period, the Company terminates Mr. Eng’s employment other than for "cause" or "disability" or Mr. Eng terminates his employment for "good reason" (all as defined in the agreements), Mr. Eng is entitled to a lump sum payment equal to the sum of any unpaid base salary, accrued vacation pay and any unpaid portions of incentive awards earned by him prior to the date of termination. In addition, Mr. Eng is entitled to receive a lump sum payment equal to two times the sum of his annual base salary and his historical or target incentive award, plus the amount that the Company would have contributed to the retirement plans in which he participated prior to his termination in respect of such sum. Mr. Eng is also entitled to the continuation of his medical, disability, life and other health insurance benefits for up to a three year period after a qualifying termination and to certain out-placement services.

All unvested options granted to Mr. Eng vest and remain exercisable for the lesser of a five year period or their remaining term following a change in control of the Company and all other restricted shares and restricted stock units held by him under the Company's stock incentive plan vest and are converted into shares of common stock on the date of any such event.

The agreements also provide that if any compensation received or to be received by Mr. Eng, whether or not pursuant to his Change in Control Agreement, would be subject to the federal excise tax on "excess parachute payments," the Company will pay to him such additional amount as may be necessary so that he realizes, after the payment of such excise tax and any income or excise tax on such additional amount, the amount of such compensation.

(d) On November 9, 2006, the Company’s Board of Directors was expanded by one and Angel Cabrera was elected to fill the vacancy created thereby. Mr. Cabrera, 39, was also elected to the Audit and Nominating and Corporate Governance Committees of the Board. Mr. Cabrera has served as the president and chief executive officer of Thunderbird, a graduate school of international management, since 2004. Prior to joining Thunderbird, Mr. Cabrera served as dean of Instituto de Empresa Graduate Business School in Madrid, Spain.

(e) The Company has previously entered into Transition Assistance Agreements (the "Transition Agreements") with all of its executive officers, other than Paul F. Walsh and Gary L. Palmer, which contain severance provisions providing for the continuation of their base salaries for one year plus a second year of income continuation if the Company terminates their employment for reasons other than for cause. The executive is required to release any claims that the executive may have against the Company as a condition to receiving payments under the agreement. The executive is also required to refrain from competing with the Company while receiving any transition payments. Copies of the form of the Transition Agreements are attached as Exhibits 10.29 and 10.34 to the Company’s Annual Report on Form 10-K for the years ended December 31, 2001 and 2002, respectively.

On December 8, 2006, the Agreements between the Company and Tommy L. Andrews, Steven F. Coleman, Laura J. De Cespedes, Nelson G. Eng, Kathleen Flanagan, George W. Gresham, Shailesh M. Kotwal, Kay J. Nichols and Clyde L. Thomas were amended to provide that payments under these Agreements will not commence for six months following any qualifying termination of their employment with the Company, with the first payment then being equal to one-half of their base salary at the time of their termination. Payments during the balance of the transition period will conform to the Company’s regular payroll cycles. This amendment is intended to exempt the operation of the Transition Agreements from the operation of Section 409A of the Internal Revenue Code of 1986, as amended.

The amended form of the Transition Agreements also provide that if a qualifying separation occurs on or after December 31st of a given calendar year and before the date that bonuses are paid for that year, the executive will be eligible to receive a payment on the Company’s bonus payment date equal to the bonus he or she would have received had they remained employed by the Company through that date. Under the amendment, the Company may accelerate the vesting of any portion of the equity-based awards held by an executive that are scheduled to vest within 90 days of the date of his or her qualifying termination to their termination date and reimburse the executive for any additional premiums incurred by him or her in obtaining COBRA coverage under the Company’s health and welfare plans. Any such reimbursement would be grossed up by the amount of any income taxes payable thereon. An executive will not receive a bonus equivalent payment or COBRA reimbursements and the vesting of their equity awards will not be accelerated unless Compensation Committee of the Company’s Board of Directors affirmatively authorizes the extension of one or more of such benefits to an executive prior to his or her separation date. The determination of whether to authorize the Company to extend one of more of these benefits to a departing executive shall be made by the Compensation Committee in the exercise of its sole discretion based on such factors as it may deem relevant. The Compensation Committee has authorized the Company to extend these benefits to Kathleen Flanagan, the Company’s Chief Administration Officer and its Executive Vice President, Strategic Change Management, in connection with her expected departure at the end of 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

December 11, 2006	By:	Paul F. Walsh

Name: Paul F. Walsh
Title: Chairman and Chief Executive Officer